NOTICE OF EXERCISE OF INITIAL OPTION

Level 5 Beverage Company, Inc.
16501 Sherman Way, Suite 215
Van Nuys, California 91411

April 30, 2015

Avanzar Sales and Distribution, LLC
3260 Lilly Avenue
Long Beach, California 90808
Attention: William Juarez, Jr.

Ladies and Gentlemen:

Reference is made to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), made and entered into on the 24th day of October, 2014, with an Effective Date of September 15, 2014, by and between Level 5 Beverage Company, Inc., a Delaware corporation, with offices located at 16501 Sherman Way, Suite 215, Van Nuys, California 91411 (the “Purchaser”), Avanzar Sales and Distribution, LLC, a California limited liability company with offices at 3260 Lilly Avenue, Long Beach, California 90808 (the “Company”), and William H. Juarez, Jr., Joseph A. Shippee and Robert Saunders, with an address at 3260 Lilly Avenue, Long Beach, California 90808. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In accordance with Section 1.1, Section 1.2, Section 2.1 and Section 8.1 of the Purchase Agreement, the Purchaser hereby notifies the Company of its exercise of the Second Option Membership Interests, which when added to the Initial Membership Interests, Initial Option Membership Interests and Second Option Membership Interest issued to Purchaser, shall represent a right to seventy-five percent (75%) of the total economic benefits of the membership interests outstanding of the Company at the time of the issuance (which shall be forty-five percent (45%) of the outstanding Class A Membership Interests after taking into account the issuance).

The parties hereto agree that the consideration payable by the Purchaser to the Company for the Second Option Membership Interests to be acquired on the on the date April 30, 2015, shall be an aggregate payments of One million seven hundred fifty thousand dollars ($1,750,000) which shall be paid in Series C Preferred Shares of Minerco Resources, Inc. (OTC:MINE), parent company of Level 5 Beverage Company, Inc. at a ratio of $1.041853 per share owned by existing members in the following proportions:

Member	Member existing shares	Shares of Class C paid out
William Juarez Jr	576,444	115,495
Joseph Shippee	551,376	110,472
Robert Saunders	401,856	80,515
Kevin Barker	56,280	11,277
Jose Gutierrez	56,280	11,277
Gustavo Gutierrez	37,464	7,507

Please confirm that the foregoing is in accordance with your understanding by signing in the space provided below and returning to us a duplicate of this notice.

Very truly yours,

LEVEL 5 BEVERAGE COMPANY, INC.

By:	/s/ V. Scott Vanis
Name: V. Scott Vanis
Title: Chief Executive Officer

AGREED:

MINERCO RESOURCES, INC.

By:	/s/ V. Scott Vanis
Name: V. Scott Vanis
Title: Chief Executive Officer

ACCEPTED AND AGREED TO:
AVANZAR SALES AND DISTRIBUTION, LLC

By: ___/s/ William Juarez, Jr.____________
Name: William Juarez, Jr.
Title: President